SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

[X] Current report pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

                                 Date of Report
                        (Date of earliest event reported)

                                  July 31, 2001

                          KEY PRODUCTION COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                  A Delaware Corporation File Number 001-11769

                           IRS Employer No. 84-1089744

                       707 Seventeenth Street, Suite 3300
                             Denver, Colorado 80202
                    (Address of principal executive offices)

                         Telephone Number (303) 295-3995
                         (Registrant's telephone number)


                                 Not applicable
                            (Former name and address)




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ITEM 5. OTHER EVENTS

Key Production Company, Inc. (NYSE: KP) announced its second quarter earnings by press release on July 31, 2001. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

C. Exhibits

Exhibit No.     Description

99.1            Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2001                KEY PRODUCTION COMPANY, INC.

                                    By:        /s/ Paul Korus
                                          --------------------------------------
                                               Paul Korus
                                               Chief Financial Officer




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   CONTACT:     Paul Korus                        FOR RELEASE AT 2:00 P.M. (MST)
   -------                                        ------------------------------
                (303) 295-3995                    Tuesday, July 31, 2001


            KEY POSTS SECOND QUARTER 2001 EARNINGS OF $0.62 PER SHARE


Denver - Key Production Company, Inc. (NYSE: KP) today announced second quarter 2001 net income of $8.9 million, or $0.62 per diluted share, a 69 percent increase compared with net income of $5.3 million, or $0.43 per share, in the second quarter of 2000.

Bolstered by 15 percent higher production volumes and continued strength in natural gas prices, revenues grew 37 percent to $29.9 million and cash flow from operations rose 24 percent to $20.3 million, or $1.40 per diluted share, from $16.3 million, or $1.33 per share, in the year-earlier period.

Net income for the six months ended June 30, 2001 of $22.2 million, or $1.54 per diluted share, more than doubled the company's net earnings of $9.5 million, or $0.77 per share, in the year-earlier period. Revenues for the first six months of 2001 were $69.7 million, an increase of 70 percent compared with $41.1 million during the first half of 2000.

Aggregate production volumes during the second quarter of 2001 increased by 15 percent to 69.3 million cubic feet (MMcf) equivalent per day, comprised of 44.4 MMcf of gas per day and 4,150 barrels of oil per day. Compared with the same three months of 2000, gas volumes grew 21 percent and oil output was up by 6 percent.

The company's average gas price realization during the second quarter of 2001 was $4.87 per thousand cubic feet (Mcf) versus $3.41 per Mcf price during the same quarter a year ago. Oil prices in the second quarter of 2001 averaged $25.92 per barrel, down from $27.45 per barrel during the second quarter of 2000. Since Key has not implemented any hedging arrangements, reported gas and oil prices fully reflect changes in market conditions. We remain un-hedged.

Capital expenditures totaled $20.6 and $45.4 million for the second quarter and first six months of 2001, respectively. During the first six months of 2000, capital expenditures were $24.0 million. At June 30, 2001, long-term debt was $34 million, down from $44 million at year-end 2000, and our debt to total capitalization ratio was 17 percent. Since the end of the quarter, debt has been reduced to $32 million.

PRODUCTION VOLUME OUTLOOK

The production and sale of oil and gas involves many complex processes that are subject to numerous uncertainties, including reservoir risk, mechanical failure, market conditions, transportation issues, human error, adverse weather conditions, and other factors. Nonetheless, we currently assume that over the remainder of 2001 our net gas production will range from 44-46 MMcf per day and net oil output will approximate 4,000-4,300 barrels per day. Moreover, we expect that 2002 aggregate production will be between 5-10 percent higher than annual 2001 volumes.

The above production estimates are predicated on estimated 2001 exploration and development expenditures of $70-75 million. Key cautions that future capital expenditures are subject to all the risks and uncertainties normally incident to the exploration for and development of oil and gas. These risks include, but are not limited to, geologic and reservoir risk, price volatility, inflation, lack of availability of equipment and services, environmental risks, drilling risks, regulatory changes, and the uncertainty of estimating reserves and future production rates. Our production forecast is also based on many other assumptions, such as well performance and success rates for wells that have not been drilled yet. Therefore, we can give no assurance that our future production will be as estimated.

CONFERENCE CALL

Management will conduct a conference call to further review second quarter results and other operational matters on Wednesday, August 1 at 9:00 a.m. Mountain Time. Interested parties in the U.S. and Canada may access the call by dialing (800) 881-5262 and requesting the Key Production Company, Inc. teleconference. A digital recording will be available through August 8, 2001. To access the replay, call (800) 642-1687 and provide reservation number 1399138.

Key is a Denver-based independent natural gas and crude oil exploration and production company with operations focused in western Oklahoma, the Gulf Coast, California and the Rocky Mountain region.

Financial statements and other information follow:




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


                          KEY PRODUCTION COMPANY, INC.
                          SUMMARY FINANCIAL INFORMATION
                                   (Unaudited)


                                                             For the Three Months                    For the Six Months
                                                                Ended June 30,                         Ended June 30,
                                                             2001           2000                     2001           2000
                                                          -----------    -----------             -----------    -----------

SUMMARY OF OPERATIONS
(In thousands, except per share data)

Revenues:
   Gas sales                                              $    19,700    $    11,335             $    48,471     $   19,744
   Oil sales                                                    9,789          9,823                  20,492         20,286
   Plant product sales                                            388            476                     637            838
   Other                                                            9            110                      57            209
                                                          -----------    -----------             -----------     ----------
                                                               29,886         21,744                  69,657         41,077
                                                          -----------    -----------             -----------     ----------

Operating expenses:
   Depreciation, depletion
     and amortization                                           8,207          8,320                  19,430         16,264
   Lease operating                                              4,341          2,908                   8,193          5,555
   Production taxes                                             1,845            772                   4,331          1,403
   General and administrative                                     847            701                   1,698          1,421
   Financing costs:
     Interest expense                                             500          1,107                   1,193          2,239
     Capitalized interest                                        (306)          (393)                   (657)          (735)
     Interest income                                              (47)           (33)                   (120)           (81)
                                                          -----------    -----------             -----------     ----------
                                                               15,387         13,382                  34,068         26,066
                                                          -----------    -----------             -----------     ----------

Income before income taxes                                     14,499          8,362                  35,589         15,011

Provision for income taxes                                      5,582          3,094                  13,352          5,554
                                                          -----------    -----------             -----------     ----------

Net income                                                $     8,917    $     5,268             $    22,237     $    9,457
                                                          ===========    ===========             ===========     ==========

Basic earnings per share                                  $      0.64    $      0.44             $      1.59     $     0.81
                                                          ===========    ===========             ===========     ==========

Diluted earnings per share                                $      0.62    $      0.43             $1.54           $     0.77
                                                          ===========    ===========             ===========     ==========


Weighted average common
     shares outstanding                                        13,977         11,901                  13,969         11,748
                                                          ===========    ===========             ===========    ===========

Weighted average diluted
     shares outstanding                                        14,450         12,222                  14,400         12,212
                                                          ===========    ===========             ===========     ==========


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


                          KEY PRODUCTION COMPANY, INC.
                          SUMMARY FINANCIAL INFORMATION
                                   (Unaudited)


                                                             For the Three Months                    For the Six Months
                                                                Ended June 30,                         Ended June 30,
                                                             2001           2000                     2001           2000
                                                          -----------    -----------             -----------    -----------

PRODUCTION AND PRICING DATA

Natural gas production:
    Million cubic feet                                          4,042          3,327                   7,851          6,790
    Average daily volumes, million
      cubic feet per day                                         44.4           36.6                    43.4           37.3
    Average price per thousand
      cubic feet                                          $      4.87    $      3.41             $      6.17    $      2.91

Oil production:
    Barrels                                                   377,700        357,800                 776,100        746,200
    Average daily volumes, barrels
      per day                                                   4,150          3,932                   4,288          4,100
    Average price per barrel                              $     25.92    $     27.45             $     26.40    $     27.18

NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands)

Net income                                                $     8,917    $     5,268             $    22,237    $     9,457
Depreciation, depletion
    amortization                                                8,207          8,320                  19,430         16,264
Deferred taxes and other                                        3,171          2,700                   7,185          5,014
                                                          -----------    -----------             -----------    -----------
                                                               20,295         16,288                  48,852         30,735
Changes in operating assets and
    liabilities                                                (3,485)        (3,207)                   (179)        (4,937)
                                                          -----------    -----------             -----------    -----------
Net cash provided by operating
    activities                                            $    16,810    $    13,081             $    48,673    $    25,798
                                                          ===========    ===========             ===========    ===========

CAPITALIZED COSTS INCURRED
(In thousands)

Exploration and development                               $    19,767    $    13,109             $    45,200    $    23,986
Acquisitions                                                      840             41                     172            121
Property sales                                                      -            (74)                     (1)          (127)

BALANCE SHEET DATA                                                  June 30,                           December 31,
(In thousands)                                                        2001                                 2000
                                                              -------------------                   ------------------

Total debt                                                       $     34,000                          $     44,000
Shareholders' equity                                             $    161,026                          $    138,087
Common shares outstanding                                              13,979                                13,921
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This news release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as
amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's periodic reports filed with the Securities and Exchange Commission.

                                      -end-